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[SAUER DANFOSS LOGO]


FOR IMMEDIATE RELEASE
OCTOBER 26, 2000


SAUER-DANFOSS INC. TO HOLD CONFERENCE CALL TO DISCUSS THIRD QUARTER RESULTS

AMES, IOWA, USA, OCTOBER 26, 2000 SAUER-DANFOSS INC. (NYSE: SHS; FSE: SAR) announced that it will be holding a conference call on November 8, 2000, at 10:00 AM EST, 4:00 PM Frankfurt time. The purpose of the call will be to discuss third quarter results, as well as the outlook for the fourth quarter. The company will release third quarter results the previous day, after the close of markets.

The call is open to all interested parties and will be broadcast live over the internet via www.vcall.com and www.streetevents.com. For those unable to listen to the broadcast live, a replay will also be available at both Web sites.

Sauer-Danfoss Inc. is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components for use primarily in applications of off-highway mobile equipment. Sauer-Danfoss, with approximately 6,500 employees worldwide and sales of about $950 million, has manufacturing and engineering capabilities in Europe, the United States and China, and principal business centers in Ames, Iowa, Neumunster, Germany, and Nordborg, Denmark. More details online at www.sauer-danfoss.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
SAUER-DANFOSS INC. - INVESTOR RELATIONS

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
KENNETH D. MCCUSKEY                Sauer-Danfoss Inc.          Phone: (515) 239-6364
Vice President - Finance           2800 East 13th Street       Fax:   (515) 239-6443
                                   Ames, Iowa, USA 50010       kmccuskey@sauer-danfoss.com

JOHN N. LANGRICK                   Sauer-Danfoss Inc.          Phone: +49-4321-871-190
Director of Finance - Europe       Krokamp 35                  Fax:   +49-4321-871-121
                                   D-24539 Neumunster          jlangrick@sauer-danfoss.com
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Internet:  http://www.sauer-danfoss.com